Filed Pursuant to Rules 424(b)(3) and 424(c)
Registration Statement No. 333-152420

Prospectus Supplement No. 1

to

Prospectus Dated July 1, 2009

SOCIALWISE, INC.

We are supplementing our Prospectus dated July 1, 2009, as originally filed as part of our Registration Statement on Form S-1 (Reg. No. 333-153552) with the Securities and Exchange Commission (the “Commission”) on August 1, 2008, as amended by that certain Pre-Effective Amendment No. 4 to the Form S-1 on Form S-1/A, as filed with the Commission on May 18, 2009 (and effective as of July 2, 2009), as supplemented from time to time, relating to the resale by certain selling stockholders of up to 2,334,849 shares of common stock (the “Prospectus”), to provide information contained in our Quarterly Report on Form 10-Q filed with the Commission on August 13, 2009 for the quarterly period ended June 30, 2009, a copy of which is attached hereto (without exhibits) and incorporated herein by reference.

You should read this Prospectus Supplement No. 1 in conjunction with the Prospectus which is required to be delivered with all supplements thereto. This Prospectus Supplement No. 1 is qualified by reference to the Prospectus and any earlier supplement, except to the extent the information in this supplement updates or supersedes the information contained in the Prospectus or earlier supplement.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THE PROSPECTUS FOR A DISCUSSION FOR THE RISKS ASSOCIATED WITH OUR BUSINESS.

QUARTERLY REPORT ON FORM 10-Q

On August 13, 2009, we filed the attached quarterly report on Form 10-Q for the quarterly period ended June 30, 2009 with the Commission.

---------------------------

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 1 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 13, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended: June 30, 2009

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from N/A to N/A

Commission file number: 000-27145

SOCIALWISE, INC.

(Name of small business issuer in its charter)

Colorado	33-0756798
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6440 Lusk Blvd., Suite 200
San Diego California	92121
(Address and of principal executive offices)	(Zip Code)

(858) 677-0080

(Issuer’s telephone number, including area code)

IdeaEdge, Inc.

(Issuer’s former name)

Indicate by check mark whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ¨    No  ¨

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)

Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

At August 10, 2009, there were 44,256,333 shares outstanding of the issuer’s common stock (trading under the symbol SCLW), the only class of common equity.

Transitional Small Business Disclosure Format (Check one):  Yes  ☐   No  ☒

TABLE OF CONTENTS

PART I: Financial Information

Item 1 –

Financial Statements

Condensed Consolidated Balance Sheets (unaudited) as of June 30, 2009 and September 30, 2008

Condensed Consolidated Statements of Operations (unaudited) for the three and nine months ended June 30, 2009 and 2008

Condensed Consolidated Statements of Cash Flows (unaudited) for the nine months ended June 30, 2009 and 2008

Notes to Condensed Consolidated Financial Statements (unaudited)

Item 2 –

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 3 –

Quantitative and Qualitative Disclosures about Market Risk

Item 4 –

Controls and Procedures

PART II: Other Information

Item 1 –

Legal Proceedings

Item 1A-

Risk Factors

Item 2 –

Sales of Unregistered Securities and Use of Proceeds

Item 3 –

Defaults upon Senior Securities

Item 4 –

Submission of Matters to a Vote of Security Holders

Item 5 –

Other Information

Item 6 –

Exhibits and Reports on Form 8-K

Signatures

Exhibits

FORWARD LOOKING STATEMENTS

In addition to historical information, this Quarterly Report on Form 10-Q may contain statements relating to future results of Socialwise, Inc. (formerly known as IdeaEdge, Inc.) (including certain projections and business trends) that are “forward-looking statements.” Our actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, without limitation, statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results or achievements of the Company to be materially different from any future results or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, those set forth herein and those detailed from time to time in our other Securities and Exchange Commission (“SEC”) filings including those contained in our most recent Form 10-K. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Also, there can be no assurance that the Company will be able to raise sufficient capital to continue as a going concern.

SOCIALWISE, INC. (formerly known as IdeaEdge, Inc.)
Condensed Consolidated Balance Sheets (unaudited)
Assets

	June 30, 2009	September 30, 2008

Current assets:
Cash and cash equivalents	$610,931	$1,379,282
Prepaid consulting services	-	110,366
Financing costs	42,500	-
Other current assets	33,860	7,867

Total current assets	687,291	1,497,515

Property and equipment, net of accumulated depreciation of
$13,976 ($3,244 at September 30, 2008)	28,950	8,474
Intangible assets	209,119	186,943
Other assets	5,052	5,688

	$930,412	$1,698,620

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$260,512	$340,364
Accrued and deferred personnel compensation	98,083	65,072
Note payable	555,055	-
Other current liabilities	13,885	13,506

Total current liabilities	927,535	418,942

Commitments and contingencies

Stockholders’ equity:
Series A convertible preferred stock; $0.001 par value; 10,000,000 shares authorized; 9,050 shares issued and outstanding
(12,000 at September 30, 2008)	9	12
Common stock; $0.001 par value; 80,000,000 shares authorized; 43,711,083
shares issued and outstanding (39,766,580 at September 30, 2008)	43,711	39,767
Additional paid-in capital	10,939,327	7,716,515
Accumulated deficit	(10,980,170)	(6,476,616)

Total stockholders' equity	2,877	1,279,678

	$930,412	$1,698,620
See accompanying notes.

SOCIALWISE, INC. (formerly known as IdeaEdge, Inc.)
Condensed Consolidated Statements of Operations (unaudited)
For the three and nine months ended June 30, 2009 and 2008

	For the three months ended June 30,		For the nine months ended June 30,
	2009	2008	2009	2008

Sales revenues	$-	$1,817	$-	$4,406
Cost of sales	-	16,049	-	43,617

Gross margin	-	(14,232)	-	(39,211)

Operating expenses:
Selling and marketing	149,873	82,519	688,606	682,392
Loss due to impairment of prepaid licensing agreement	-	-	-	1,445,717
Operations, general and administrative	1,368,645	653,445	3,729,233	1,636,355

Total operating expenses	1,518,518	735,964	4,417,839	3,764,464

Loss from operations	(1,518,518)	(750,196)	(4,417,839)	(3,803,675)

Nonoperating income (expense):
Interest expense	(98,805)	(8)	(98,805)	(46,365)
Interest income	1,841	2,179	13,090	2,179

	(96,964)	2,171	(85,715)	(44,186)

Net loss and comprehensive net loss	(1,615,482)	(748,025)	(4,503,554)	(3,847,861)
Deemed preferred stock dividend	-	891,479	-	891,478

Net loss and comprehensive net loss	$(1,615,482)	$(1,639,504)	$(4,503,554)	$(4,739,339)

Basic and diluted net loss per share	$(0.04)	$(0.04)	$(0.11)	$(0.13)

Basic and diluted weighted average common shares
outstanding used in computing net loss per share	43,236,389	38,096,009	41,899,516	36,354,386

See accompanying notes.

SOCIALWISE, INC. (formerly known as IdeaEdge, Inc.)
Condensed Consolidated Statements of Cash Flows (unaudited)
For the nine months ended June 30, 2009 and 2008

	2009	2008

Cash flows from operating activities:
Net loss	$(4,503,554)	$(3,847,861)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation expense	10,732	2,213
Stock based compensation	1,471,753	337,734
Consulting services rendered in exchange for common stock	179,366	582,634
Loss due to impairment and amortization of gift card inventory	-	180,300
Loss due to impairment of prepaid licensing agreement	-	1,445,717
Amortization and accretion of interest expense	98,805	46,350
Changes in operating assets and liabilities:
Other assets	(25,357)	14,324
Accounts payable and accrued liabilities	(79,852)	165,418
Accrued and deferred personnel compensation	33,011	54,076
Other liabilities	379	13,472

Cash flows from operating activities	(2,814,717)	(1,005,623)

Cash flows from investing activities:
Purchases of property and equipment	(31,208)	(8,388)
Additions to intangible assets	(22,176)	(113,460)

Cash flows from investing activities	(53,384)	(121,848)

Cash flows from financing activities:
Proceeds from issuance of common stock and warrants	1,507,500	1,408,717
Net proceeds from note payable	573,750	1,142,921
Repayments of bridge loans payable	-	(416,500)
Proceeds from exercise of warrants	18,500	-
Payments to affiliate for fund raising activates	-	(100,000)

Cash flows from financing activities	2,099,750	2,035,138

Change in cash and cash equivalents during period	(768,351)	907,667

Cash and cash equivalents, beginning of period	1,379,282	520,613

Cash and cash equivalents, end of period	$610,931	$1,428,280

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$8

Noncash investing and financing transactions:
Issuance of common stock in payment of fund raising commissions	$-	$168,338
Common stock issued in connection with note payable	$160,000	$-
Common stock issued in exchange for conversion of notes payable	$-	$666,000
Common stock issued in exchange for debt extinguishment, net of costs	$-	$55,125
Deemed preferred stock dividend	$-	$891,478
Warrants issued in connection with purchase of intellectual property	$-	$56,950
Accrued interest forgiven	$-	$43,495
Forgiveness of license agreement payable and write-off of prepaid license agreement	$-	$835,856

See accompanying notes.

Socialwise, Inc. (formerly known as IdeaEdge, Inc.)

Notes to Condensed Consolidated Financial Statements (unaudited)

1.

Basis of Presentation

Socialwise, Inc. (formerly known as IdeaEdge, Inc. and hereinafter referred to as “we” or “the/our Company”) is a Colorado corporation.  Through our subsidiary incorporated in the state of California, Socialwise, Inc. (“Socialwise-CA”), we develop and market innovative gifting and payment solutions.  We are a publicly traded company trading on the OTC Bulletin Board under the symbol “SCLW.”

We have prepared the accompanying unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements.  In the opinion of our management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.  Operating results for the three and nine months ended June 30, 2009 are not necessarily indicative of the results that may be expected for the entire year.  For further information, see our consolidated financial statements and related disclosures thereto for the year ended September 30, 2008 in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.  All intercompany amounts have been eliminated in consolidation.

Our financial statements have been prepared assuming that we will continue as a going concern.   However, we have incurred net losses and have yet to establish profitable operations.  These factors, among others, create a substantial doubt about our ability to continue as a going concern.  We are dependent upon sufficient future revenues, additional sales of our securities or obtaining debt financing to meet our cash requirements.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we will not have sufficient cash to continue to fund the operations of our Company significantly past our September 30, 2009 fiscal year end.  Subsequent to the date of the accompanying financial statements and through August 7, 2009, we raised an additional $242,500 from the sale of 485,000 shares of our common stock and warrants to purchase 121,250 additional shares of common stock with an exercise price of $1.00 per share.

2.

Summary of Significant Accounting Policies

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenue in 2008 was recognized on the accrual basis of accounting when earned.  In connection with our former business of issuing gift cards to purchase branded merchandise, we were responsible for providing merchandise to customers who purchased our gift cards.  Accordingly, we recognized revenue at the time that the gift cards were redeemed by customers in exchange for goods from our online website, the product had been shipped, the selling price was fixed, collection was reasonably assured and when both title and risk of loss transferred to the customer, provided no significant obligations remained.  Cash received in connection with unredeemed gift cards sold was recorded as deferred revenue until such time as the corresponding gift cards were redeemed for merchandise.  Deferred revenues totaled $13,885 at June 30, 2009 ($13,033 at September 30, 2008).  Sales revenues included sales taxes collected from the customer.

In connection with our on-going businesses, we will recognize revenue at the time the product or service is purchased or contracted for by customers, the product has been shipped or the service rendered, the selling price and our commission for the transaction is fixed, collection is reasonably assured and when both title and risk of loss transfers to the customer, provided no significant obligations remain.  Cash to be received in advance of the satisfaction of the criteria for revenue recognition will be deferred until such time as the criteria are satisfied.  We do not anticipate collecting sales taxes in connection with our products or services.

Socialwise, Inc. (formerly known as IdeaEdge, Inc.)

Notes to Condensed Consolidated Financial Statements (unaudited)

The SEC's Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues.  We believe that our revenue recognition policies are appropriate and in accordance with generally accepted accounting principles and SAB No. 104.

Cash and cash equivalents

We consider all investments with a fixed principal repayment amount and an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.

From time to time, we have maintained bank balances in excess of the amounts insured by the Federal Deposit Insurance Corporation.  We have not experienced any losses with respect to cash.  Management believes our Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets.  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.

Valuation of Long-Lived Assets

We account for long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”).  The scope of SFAS No. 144 includes long-lived assets, or groups of assets, to be held and used as well as those which are to be disposed of by sale or by other method. SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the estimated fair value of the assets.  We perform periodic reviews of the carrying value of our long-lived assets to be held and used, including certain identifiable intangible assets, on a periodic basis or whenever evidence comes to our attention that such impairment might have occurred.

Income Tax Expense Estimates and Policies

As part of the income tax provision process of preparing our financial statements, we are required to estimate our Company’s provision for income taxes.  This process involves estimating our current tax liabilities together with assessing temporary differences resulting from differing treatments of items for tax and accounting purposes.  These differences result in deferred tax assets and liabilities.  Management then assesses the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent believed that recovery is not likely, a valuation allowance is established.  Further, to the extent a valuation allowance is established and changes occur to this allowance in a financial accounting period, such changes are recognized in our tax provision in our consolidated statement of operations.  We use our judgment in making estimates to determine our provision for income taxes, deferred tax assets and liabilities and any valuation allowance is recorded against our net deferred tax assets.

There are various factors that may cause these tax assumptions to change in the near term, and we may have to record a future valuation allowance against our deferred tax assets.  We recognize the benefit of an uncertain tax position taken or expected to be taken on our income tax returns if it is “more likely than not” that such tax position will be sustained based on its technical merits.

Stock Based Compensation

We account for stock based compensation arrangements in accordance with the provisions of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) Share-Based Payment, which requires the measurement and recognition of compensation expense for all stock based payment awards to employees and directors based on estimated fair values.  We use the Black-Scholes-Merton option valuation model to estimate the fair value of our stock options and warrants at the date of grant.  The Black-Scholes-Merton option valuation model requires the input of subjective assumptions to calculate the value of options and warrants.  We use

Socialwise, Inc. (formerly known as IdeaEdge, Inc.)

Notes to Condensed Consolidated Financial Statements (unaudited)

historical company data among other information to estimate the expected price volatility and the expected forfeiture rate and not comparable company information, due to the lack of publicly traded companies that exist in our industry.

Net Loss per Share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents.  Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants.  Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.  Potentially dilutive securities at June 30, 2009 were excluded from historical basic and diluted earnings per share, respectively, due to their anti-dilutive effect.

Financial Instruments

Our financial instruments are accounts and notes payable and cash and cash equivalents. The recorded values of accounts and notes payable and cash and cash equivalents approximate their fair values based on their short-term nature.

Advertising

We will expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.  As of the date of this quarterly report, we are currently not involved in disputes, litigation and other legal actions.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”).  The new standard establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation.  SFAS 160 will be effective for our fiscal year beginning October 1, 2009 and early adoption is not permitted.  Management does not believe that SFAS 160 will have a material effect on our Company’s consolidated financial statements.

In June 2008, the FASB issued FASB Staff Position (“FSP”) Emerging Issues Task Force (“EITF”) 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities (“FSP EITF 03-6-1”). FSP EITF 03-6-1 clarifies that share-based payment awards that entitle their holders to receive non-forfeitable dividends or dividend equivalents before vesting should be considered participating securities. The Company does not have grants of restricted stock that contain non-forfeitable rights to dividends.  FSP EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008 (our fiscal year beginning October 1, 2009) on a retrospective basis.  Management does not believe that FSP EITF 03-6-1 will have a material effect on our Company’s consolidated financial statements.

In October 2008, the FASB issued FSP 157-3, Determining Fair Value of a Financial Asset in a Market That is Not Active (“FSP 157-3”).  FSP 157-3 classified the application of SFAS No. 157 in an inactive market. It demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive.  FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued.  The implementation of FSP 157-3 did not have a material effect on the Company’s consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events. The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  In particular, this Statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  The Statement is effective for our financial statements included herein and we evaluated subsequent events through the filing date of our quarterly 10-Q with the Securities and Exchange Commission.

 In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. Generally Accepted Accounting Principles (“GAAP”) launched on July 1, 2009. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative.  The Codification is effective for interim and annual periods ending after September 15, 2009.  The Codification is effective for our Company’s annual financial statements ending September 30, 2009 and we do not expect the adoption to have a material impact on our consolidated financial statements.

3.

Finder and Investor Relations Services Agreements

Finder Services

We entered into a Finder Agreement effective June 1, 2008 with SPN Investments, Inc. (“SPN”).  The Finder Agreement calls for SPN or its designees to be paid a finder’s fee (in cash or our Company’s equity securities) of 10% of all debt or equity funds raised by the Company where SPN acts as a Finder.  The Finder Agreement (as amended and supplemented as of August 12, 2009) also calls for the issuance to SPN of up to 1,000,000 of our Company’s restricted common shares along with five year warrants to purchase 350,000 shares of common stock with an exercise price of $1 per share as follows:

•

SPN will receive one share of common stock for each $10 of gross proceeds raised from sales of our Company’s preferred or common stock, up to a maximum of 500,000 shares of common stock (362,750 shares earned through June 30, 2009).

•

SPN will receive 500,000 shares of common stock in connection with the sale of our Company’s unregistered common stock totaling $2,000,000 or more beginning July 1, 2009 and prior to September 30, 2009.

•

SPN received 175,000 vested five year warrants in May 2009 with an exercise price of $1.00 per share.  Should the Company raise $3,000,000 or more in gross proceeds from the sale of its unregistered common stock beginning July 1, 2009 and prior to September 30, 2009, SPN will receive an identical grant of warrants to purchase 175,000 shares of our common stock.

Previously, the Finder Agreement called for the Company’s founders to issue 500,000 shares of the common stock to SPN directly from their personal holdings.  On May 8, 2009, our Company’s Board of Directors agreed to assume the founders’ liability for the issuance of the shares by the Company’s direct issuance to SPN of the shares earned under the agreement.  Payments of amounts incurred under the new Finder Agreement have been accounted for as a cost of capital raised and have been offset against capital raised under the agreement in the case of equity or capitalized for future amortization as additional interest expense over the life of the instrument in the case of debt.

Investor Relations Services

SPN and our Company entered into a Consulting Agreement dated November 14, 2007 pursuant to which SPN provided investor relations and management consulting services to our Company through November 2008 in exchange for the issuance of 825,000 shares of our Company’s common stock.  In connection with this arrangement, we recognized a total of $924,000 of noncash consulting expense through November 2008, including $110,366 during the three months ended December 31, 2008.

In November 2008, we entered into an agreement with Two Eight, Inc. (“Two Eight”) to provide investor relations services through December 31, 2008 to our Company in exchange for $100,000 in cash.  All amounts under the Two Eight agreement were charged to general and administrative expenses during the three months ended December 31, 2008.

On May 8, 2009, we entered into an agreement with an individual (the “Advisor”) to provide strategic advisory services to our Company through May 2011, unless cancelled by either the Company or the Advisor after November 2009.  As compensation for his services, the Advisor will receive over the life of the contract and at our Company’s option either: 1) $241,200 or 2) 402,000 shares of

Socialwise, Inc. (formerly known as IdeaEdge, Inc.)

Notes to Condensed Consolidated Financial Statements (unaudited)

our common stock.  The Advisor will also receive five year warrants to purchase up to 352,000 shares of our common stock with an exercise price of $1.00 per share.  During the three months ended June 30, 2009, the Advisor was issued 150,000 shares of common stock and warrants to purchase 100,000 shares of our common stock.  Noncash charges to operations during the three months ended June 30, 2009 in connection with our issuance of common shares and warrants to the Advisor totaled $108,000.

4.

Sales of Common Stock and Warrants

Beginning November 20, 2008 and ending on December 19, 2008, we entered into subscription agreements with nine accredited investors pursuant to which we issued 2,034,375 shares of our common stock and warrants to purchase an additional 508,594 shares of our common stock at an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $1,627,500 ($1,507,500 net of cash expenses totaling $120,000).

SPN acted as a Finder in connection with the transaction.  SPN directed the payment of fees earned in connection with the funds raised totaling $162,750 to three recipients who assisted in the fund raising.  The fees were paid in cash ($120,000) and equity of our Company.  The equity portion of the Finder fee compensation consisted of 53,438 shares of our unregistered common stock and two year warrants to purchase an additional 13,360 shares of our common stock at an exercise price of $1.00 per share.  As further consideration for its services related to the sale of our common stock, our Company issued an additional 162,750 shares to SPN.

Beginning July 1, 2009 through August 7, 2009, we entered into subscription agreements with 19 accredited investors pursuant to which we issued 485,000 shares of our common stock and warrants to purchase an additional 121,250 shares of our common stock with an exercise price of $1.00 per share for a period of two years after their date of issuance, in exchange for gross proceeds totaling $242,500 ($218,250 net of expected expenses totaling $24,250).

5.

Issuance of Notes Payable

On March 31, 2009, we issued a 12% Senior Note (the “Note”) payable for $750,000 due December 31, 2009, and 400,000 shares of our Company’s restricted common stock.  This financing transaction resulted in net proceeds to us of $573,750, after deducting discounts, prepaid interest expense, and fees totaling $63,750 paid to SPN and its designee in connection with the transaction (no additional stock will be issued to SPN under the Finder Agreement with respect to this transaction).  The Note is neither convertible nor secured and carries certain operating and other covenants as well as prescribing certain events of default.  Upon the occurrence of an uncured event of default, the Note holder would be entitled to demand repayment of the entire amount outstanding under the Note multiplied by 115% and all remaining amounts outstanding would accrue interest at the rate of 20%.  We are required to use no less than 50% of the proceeds of any future equity or debt financing to repay the Note during the time that the Note remains outstanding.

We accounted for the Note by reducing the principal outstanding of $750,000 due December 31, 2009 by the discount ($45,000), prepaid interest ($67,500) and common stock issued to the lender (400,000 shares multiplied by our closing share price on the date of the transaction of $0.40 per share or $160,000).  The total amount discounted from the Note at March 31, 2009 was $272,500, leaving a net balance of $477,500.  The value of our common stock issued to the Note holder of $160,000 was added to stockholders’ equity at March 31, 2009.  During the three months ended June 30, 2009, we recognized interest expense in connection with the amortization of the financing costs and accretion of the note payable totaling $98,805.

6.

Intangible assets

Our intangible assets have a total value of $209,119 at June 30, 2009 and include a patent application acquired in March 2008 for $100,000 cash and warrants to purchase 100,000 shares of our Common Stock for $0.71 per share.  Also included in intangible assets are legal fees incurred in connection with our purchased patent and other patent applications.  Should the patents be granted, we will amortize their costs over their estimated economic life, commencing on the date the related patents are granted.

7.

Stock-based compensation

In October 2007, our stockholders approved the adoption of our IdeaEdge, Inc. 2007 Equity Incentive Plan (the “Plan”).  The Plan provides for granting of stock-based awards including: incentive stock options, non-statutory stock options, stock bonuses and rights to acquire restricted stock.  Intended Plan participants include employees, directors and consultants of our Company.  The total number of shares of common stock that may be issued pursuant to stock awards under the Plan (as subsequently amended and approved by our shareholders) shall not exceed (in the aggregate) 3,500,000 shares of common stock of our Company.

Through June 30, 2009, we have granted a total of 3,445,000 incentive and nonqualified stock options to five employees and two advisors under the Plan (2,231,039 vested as of June 30, 2009).  We have also issued 1,309,494 warrants to fourteen advisors and Company consultants (1,105,950 vested as of June 30, 2009).  For purposes of accounting for stock-based compensation, the fair value of each option and warrant award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula.  During the three months ended June 30, 2009, one holder exercised 50,000 warrants with an exercise price of $0.37 per share which resulted in net proceeds to the Company totaling $18,500.

Socialwise, Inc. (formerly known as IdeaEdge, Inc.)

Notes to Condensed Consolidated Financial Statements (unaudited)

During the three and nine months ended June 30, 2009, we recognized stock-based compensation expense totaling $563,453 and $1,471,753, respectively ($198,620 and $337,734 during the three and nine months ended June 30, 2008), in connection with the issuance of stock options and warrants.  For purposes of accounting for stock based compensation, the fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option pricing formula.  The following weighted average assumptions were utilized for the calculations of newly issued options and warrants during the three and nine months ended June 30, 2009: expected life (in years) – 4.26 years and 3.11 years, respectively; weighted average volatility –139.76% and 124.04%, respectively; forfeiture rate – 0% in both periods; risk-free interest rate – 2.47% and 1.87%, respectively; and expected dividend rate – 0% in both periods.    As of June 30, 2009, $711,661 of total unrecognized compensation expense related to unvested stock-based compensation is expected to be recognized through April 2011.

8.

Warrants

We have outstanding warrants to purchase shares of our common stock as of June 30, 2009 as follows:

Shares Underlying Warrants	Exercise Price	Vested	Expiration Date
100,000	$0.71	100,000	12/31/2013
100,000	$1.45	100,000	6/23/2011
350,000	$2.25	262,499	9/8/2010
75,000	$2.40	28,125	9/22/2011
100,000	$2.45	83,334	9/24/2010
4,494	$2.08	4,494	10/9/2010
100,000	$1.00	100,000	10/17/2010
50,000	$1.85	50,000	11/4/2010
85,000	$0.90	42,499	12/12/2010
20,000	$0.90	9,999	12/19/2010
50,000	$0.40	50,000	3/25/2011
25,000	$0.40	25,000	3/25/2011
100,000	$1.00	100,000	5/8/2014
250,000	$1.00	250,000	6/8/2014
416,667	$0.60	416,667	2/28/2014
1,818,182	$0.50	1,818,182	12/5/2013
521,954	$1.00	521,954	12/12/2010
4,166,297		3,962,753

We issued warrants to purchasers of our common stock in December 2008 to purchase 521,954 shares of our common stock under the terms noted above in Note 3.  The $0.50 and $0.60 warrants issued in June and August 2008 to purchasers of our preferred and common stock, have a call provision that allows our Company to require them to be exercised when both the following conditions are satisfied: 1) thirty-one days after we have an effective registration statement on file covering the underlying shares of common stock; and 2) the common stock maintains a closing market price of $1.00 per share for three consecutive trading days (subject to certain limitations).   The $0.50 and $0.60 warrants also carry additional provisions in favor of the warrant-holders including: (1) severe penalties for failure to timely deliver underlying share certificates upon exercise; 2) anti-dilution adjustments for any future issuances of common stock at prices less than the exercise price of the warrants; and 3) piggy-back registration rights (the shares underlying these warrants are subject to a registration statement under review by the Securities and Exchange Commission).

9.

Transactions with related parties

In October 2007, we purchased marketing data with a total cost of $12,000 from a company which formerly employed our Chief Executive Officer and our Vice President of Business Development.

10.

Income taxes

We currently estimate our Company’s net operating loss carryforwards (“NOL”) and deferred tax asset balance total approximately $10,000,000 and $4,000,000, respectively, as of June 30, 2009.  We have recorded a valuation allowance against our entire deferred tax asset balance due to our lack of a history of earnings, the limitations on the use of our NOL as a result of the Socialwise-CA

Socialwise, Inc. (formerly known as IdeaEdge, Inc.)

Notes to Condensed Consolidated Financial Statements (unaudited)

acquisition and the future expiration of the NOL.  These factors give rise to substantial uncertainty as to whether our net deferred tax assets will be realized.  As a result of these factors, our utilization of the NOL will likely be severely limited and a substantial portion of the NOL may expire unused.

11.

Commitments and contingencies

The Company signed a lease agreement for office space through June 30, 2009 (subsequently modified to continue past June 30, 2009 on a month-to-month basis).  Rent expense totaled $7,570 and $22,417 for the three and nine months ended June 30, 2009, respectively ($8,110 and $22,714 for the three and nine months ended June 30, 2008, respectively).

At the time of our acquisition of Socialwise-CA , our Company entered into an agreement with our former President that provided for his assumption of all the liabilities of our Company and a former subsidiary incurred through October 16, 2007.  Through the date of this report, no one has asserted any liabilities of either the subsidiary or our Company arising prior to October 17, 2007.  Should the Company’s former President fail to honor his obligations under the agreement, we could ultimately be responsible for these liabilities.

Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated.  The discussion should be read in conjunction with our consolidated financial statements and the notes presented herein.  In addition to historical information, the following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed in this Quarterly Report and our other periodic reports filed with the Securities and Exchange Commission.

Overview and Financial Condition

Our business, commencing with our October 16, 2007 acquisition of Socialwise-CA, is centered on the development, marketing and sale of innovative online payment systems and gifting solutions.  We have accounted for the operations of our Company prior to our acquisition of Socialwise-CA in our accompanying financial statements in accordance with the presentation guidance appropriate to a reverse merger, which is to say that the operations prior to October 16, 2007 reflected in our financial statements are those of Socialwise-CA.  Socialwise-CA’s operations commenced upon its corporate inception on April 3, 2007.

Results of Operations

Sales revenues

Our Company had no sales revenues for the three or nine months ended June 30, 2009.  Our Company was focused on the completion and refinement of its BillMyParents™ payment system (“BMP”) and its Socialwise™ Group Gifting Platform (“SGGP”) during this period and did not make these product offerings widely available for use by the general public while the products underwent further development.

BMP will be targeted at enabling parents and young people to link and communicate in order to guide responsible e-commerce transactions on the Internet.  We re-launched BMP during our fiscal third quarter ended June 30, 2009 with significant features that we hope consumers will find compelling.  Going forward, subject to receiving additional funding, we plan to make substantial efforts to market BMP to the public as a convenient and safe youth payment system.  While we are optimistic about the prospects for BMP, since this is a new product offering and we have not recognized any revenues to date, there can be no assurance about whether or when BMP will turn out to be a successful new focus for us or that it will generate sufficient revenues with adequate margins to fund our operations over future periods.

SGGP is targeted at enabling individual and group gifting using popular online social networks.  Online social networks have built-in features that facilitate group interaction through multiple communication tools.  We intend for our platform to be used to enhance applications that run in the social networking environment, and enable a new class of electronic commerce transactions.   We will continue our development efforts on the refinement of SGGP, but currently we do not intend to focus significant marketing or additional development efforts toward SGGP at this time.  We do not believe that future revenues from SGGP will be material until such time, if ever, as we decide to focus significant resources on it.

Sales revenues for the three and nine months ended June 30, 2008 totaled $1,817 and $4,406, respectively.  Sales revenues in 2008 were recognized in connection with our since discontinued American IdolTM gift card program.  We emerged from the development stage during the three months ended December 31, 2007.

Cost of Sales

There were no cost of sales for the three or nine months ended June 30, 2009 ($16,049 and $43,617 for the three and nine months ended June 30, 2008).  Our gross margin for the three and nine months ended June 30, 2008 was a negative $14,232 and $39,211, respectively.  Due to the low volume of sales during fiscal 2008, we did not cover the basic costs in connection with the maintenance of fulfillment capabilities required to allow for the redemption of the American IdolTM gift card.  Due to our subsequent lack of success in reaching a sufficient level of revenues and positive gross margins from the program, we discontinued it in the third quarter of fiscal 2008.

Operating Expenses

Selling and marketing expenses for the three and nine months ended June 30, 2009 totaled $149,873 and $688,606, respectively ($82,519 and $682,392 for the three and nine months ended June 30, 2008, respectively).  Included in these expenses for the three and nine months ended June 30, 2009 were employee compensation and related expenses of $62,415 and $156,701, respectively ($45,122 and $136,349 for the three and nine months ended June 30, 2008, respectively), payments to consultants for business development, marketing and merchandising services totaling $22,413 and $108,317 ($20,950 and $70,150 in 2008), marketing, sales, creative services and public relations expenses of $40,564 and $147,259 ($1,107 and $6,8657 in 2008), noncash stock-based compensation expenses totaling $19,338 and $255,723 ($12,964 and $25,520 in 2008), web development and maintenance expenses totaling $82,132 for the nine months ended June 30, 2008 and $284,723 charged during the nine months ended June 30, 2008 for expenses related to the amortization and impairment of previously purchased gift cards.  Expenses incurred in 2008 represented amounts incurred to market the American IdolTM gift card program.

Operations, general and administrative expenses for the three and nine months ended June 30, 2009 totaled $1,368,645 and $3,729,233 ($653,445 and $1,636,355 for the three and nine months ended June 30, 2008).  Included in these expenses for the three and nine months ended June 30, 2009 were operations expenses in connection with building our two major IT platforms totaling $348,044 and $1,136,907 ($16,692 and $24,857 in 2008), employee compensation and related charges of $307,291 and $684,167 ($157,141 and $469,813 in 2008), noncash stock-based compensation of $544,115 and $1,216,030 ($185,656 and $469,813 in 2008), cash and noncash charges in connection with the grant of common stock in connection with investor relations services totaling $279,366 for the nine months ended June 30, 2009 ($582,634 in 2008), legal fees of $24,840 and $53,590 ($5,981 and $52,736 in 2008), accounting and auditing charges of $9,499 and $57,350 ($1,462 and $15,677 in 2008), outside consulting of $25,390 and $69,690 ($21,215 for the nine months ended June 30, 2008), insurance of $10,838 and $35,198 ($9,730 and $30,378 in 2008) and facility related expenses of $8,344 and $24,355 ($8,676 and $24,293 in 2008).

We recorded a loss due to impairment of our prepaid license agreement in connection with the American IdolTM branded gift cards totaling $1,445,717 for the nine months ended June 30, 2008.  We recorded this charge because we made a determination during the three months ended June 30, 2008 that consumer purchases of American IdolTM branded gift cards were below a level that would result in more than an immaterial recovery of our Company’s prepayments of advances to date.  The American IdolTM branded gift card program was subsequently discontinued during our fiscal quarter ended June 30, 2008.

Operating expenses for the three and nine months ended June 30, 2009 totaled $1,518,518 and $4,417,839 ($735,964 and $3,764,464 for the three and nine months ended June 30, 2008).  Noncash charges for stock-based compensation, investor relations services and depreciation included in these amounts for the nine months ended June 30, 2009 totaled $1,661,851 ($922,581 in 2008).

Interest Income and Expense

For the three and nine months ended June 30, 2009, interest income totaled $1,841 and $13,090 ($2,179 in 2008), while interest expense totaled $98,805 for the three and nine months ended June 30, 2009 ($46,365 in 2008).  Interest expense in the current year arose from the amortization and accretion of financing costs and the discount on our note payable.  Interest expense in the prior year was the result of charges for the accretion of interest expense on a licensing agreement payable, as well as imputed interest (later forgiven) by the holders of notes payable outstanding during that period.

Net Loss and Net Loss per Share

For the three and nine months ended June 30, 2009, our net loss totaled $1,615,482 and $4,503,554 ($748,025 and $3,847,861 for the three and nine months ended June 30, 2008).  Our basic and diluted net loss per share of $0.04 and $0.11 for the three and nine months ended June 30, 2009 ($0.04 and $0.13 in 2008) were identical due to the anti-dilutive effects of common stock equivalents during all the periods represented.

Liquidity and Capital Resources

We have primarily financed our operations to date through the sale of unregistered equity and with the issuance of notes payable.  At June 30, 2009, our total assets were $930,412 (including intangible assets for intellectual property and prepaid financing costs of $209,119 and $42,500, respectively), while working capital totaled a deficit of $240,244.  Total liabilities (including the unamortized balance of a $750,000 note payable due December 31, 2009 of $555,055) were $927,535 (all of which were current) and our stockholders’ equity totaled $2,877.  Our cash and cash equivalents balance at June 30, 2009 totaled $610,931.  The change in our financial position from the previous amounts reported at September 30, 2008 resulted from the sale of unregistered common stock and warrants to purchase common stock, proceeds from the exercise of stock warrants and the issuance of a note payable that resulted in additional net cash proceeds totaling $2,099,750, offset by negative cash flows from operating and investing activities totaling $2,868,101 during the same period.

Our total liabilities at June 30, 2009 included $65,072 in salary deferrals from our employees.  Of the $260,512 recorded as accounts payable and accrued liabilities at June 30, 2009, a total of $175,903 was due to one vendor for software programming services.

Plan of Operations

We continue to be dependent upon future revenues, additional sales of our equity securities or obtaining debt financing to meet our cash requirements.  During the nine months ended June 30, 2009, we raised additional equity funding totaling $1,507,500 (net of expenses) from the sale of our common stock and warrants to purchase shares of our Common Stock and $573,750 in net proceeds from a $750,000 note payable due December 31, 2009.  Barring our generation of revenues in excess of our costs and expenses or our obtaining additional funds from equity or debt financing, we estimate we do not have sufficient cash as of the date of this Quarterly Report to continue to fund the operations of our Company significantly past our September 30, 2009 fiscal year end.   From July 1, 2009 through August 7, 2009, we raised an additional $242,500 from the sale of 485,000 shares of our common stock and warrants to purchase 121,250 additional shares of common stock with an exercise price of $1.00 per share.

Longer term, we continue our attempts to raise additional equity financing through the sale of unregistered shares of our Company’s preferred and/or common stock in order to finance our future investing and operating cash flow needs.  However, there can be no assurance as to whether, when, or upon what terms we will be able to consummate any such financing.

We do not expect to purchase any significant property or equipment, or to have any significant change in the number of our employees for the next twelve months.  We expect however to continue to incur costs in improving, maintaining and marketing our SGGP and BMP over the rest of fiscal 2009.

Going Concern

As noted above, there exists an uncertainty about our ability to continue as a going concern significantly past the end of our current fiscal year in September 30, 2009, absent additional funding.  This uncertainty may adversely affect our relationship with customers and suppliers and have an adverse effect on our ability to obtain future equity financing to maintain our operations.

Critical Accounting Policies

Management’s discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements which are prepared in accordance with accounting principles that are generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, related disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  We continually evaluate our estimates and judgments and we base our estimates and judgments on historical experience and other factors that we believe to be reasonable under the circumstances.  Materially different results can occur as circumstances change and additional information becomes known.

Item 3—Quantitative and Qualitative Disclosures About Market Risk

Intentionally omitted pursuant to Item 305(e) of Regulation S-K.

Item 4 – Controls and Procedures

Disclosure Controls and Procedures

We maintain disclosure controls and procedures and internal controls that are designed to provide reasonable assurance that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures and internal controls, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable, and not absolute, assurance of achieving the desired control objectives. In reaching a reasonable level of assurance, management necessarily was required to apply its judgment in evaluating the cost benefit relationship of possible controls and procedures and internal controls.

As required by the Securities and Exchange Commission Rule 13a-15(e) and Rule 15d-15(e), we carried out an evaluation, under the supervision of and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on the foregoing, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective at the reasonable assurance level.

Changes in Internal Controls over Financial Reporting

There have not been any changes in our internal controls over financial reporting during the fiscal quarter ended June 30, 2009 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

Part II

Item 1 – Legal Proceedings

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief.  The amount of the ultimate liability, if any, from such claims cannot be determined. However, in the opinion of our management, there are no legal claims currently pending or threatened against us that would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

Item 1A – Risk Factors

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this herein before making an investment decision.  If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a very limited operating history overall and have only recently embarked on our current corporate focus of providing online gifting and payment solutions.  We completed our acquisition of Socialwise-CA on October 16, 2007.  Socialwise-CA was formed in April 2007 to pursue opportunities in the gift card industry.  We do not currently have significant operating revenues and have a very limited operating history.  We do not have any historical financial data upon which to base planned operations. Because we have no operating history, our historical financial information is not a reliable indicator of future performance. Therefore, it is difficult to evaluate the business and prospects of our Company.  Furthermore, we only recently embarked on a revised business focus centered on our BillMyParents™ payment system (“BMP”) and our Socialwise™ Group Gifting Platform (“SGGP”).  We have no experience as to whether these will be popular programs with consumers.  Failure to correctly evaluate our Company’s prospects could result in an investor’s loss of a significant portion or all of his investment in our Company.

Our failure to obtain additional adequate financing would materially and adversely affect our business. We do not currently have sufficient revenues and gross margin to cover our operating expenses and have never been profitable. We cannot be certain that our Company will ever generate sufficient revenues and gross margin to achieve profitability.  Furthermore, we project that our current cash on hand and commitments for additional investment will not be sufficient to maintain our Company’s operations significantly past our September 30, 2009 fiscal year end.  Our failure to significantly increase revenues or to raise additional adequate and necessary financing would seriously harm our business and operating results.  We have incurred significant costs in building, launching and marketing BMP and SGGP.  If we fail to achieve sufficient revenues and gross margin, or our revenues grow more slowly than anticipated, or if our operating or capital expenses increase more than is expected or cannot be reduced in the event of lower revenues, our business will be materially and adversely affected and an investor could suffer the loss of a significant portion or all of his investment in our Company.  Additionally, our 12% Senior Note (the “Note”) payable in the amount of $750,000 is due on December 31, 2009.  The Company does not have sufficient cash as of the date of this Quarterly Report to repay the Note.  If we fail to achieve sufficient revenues or to raise additional adequate financing to repay the Note, our business may be materially and adversely affected and an investor could suffer the loss of a significant portion or all of his investment in our Company.

We face competition from other online payment systems and providers of gift cards and gift card services.  We will face competition from other companies with similar product offerings.  Many of these companies have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than us.  Many of these companies also have more extensive customer bases, broader customer relationships and broader industry alliances than us, including relationships with many of our potential customers. Increased competition from any of these sources could result in our failure to achieve and maintain an adequate level of customers and market share to support the cost of our operations.

We have limited resources to develop our product offerings.  We face a challenging capital market at the same time that our Company has required funding for the development and marketing of our product offerings.  This has caused and will likely continue to cause us to restrict funding of the development of our products and to favor the development of one product offering over the other based on their relative estimated potentials for commercial success as evaluated by our management.  Our current focus is on BMP.  The failure of BMP to be commercially successful would substantially harm our business and results of operations.  Furthermore, in the future we may determine that it is in the best interest of our Company to severely curtail, license, jointly develop with a third party or sell one of our product offerings, which may be on terms which limit the revenue potential of the product offering to the Company.

We rely on third-party suppliers and distributors that are specific to our business and distribution channels such as processors, programmers, social networks and security advisors.  We will be dependent on other companies to provide necessary products and services in connection with key elements of our business.  Any interruption in our ability to obtain these services, or comparable quality replacements would severely harm our business and results of operations.  Our business model includes our plan to incorporate BMP and SGGP within existing social networks.  We will be dependent on these social networks to allow our product offerings to run within their proprietary Internet websites.  Permission for our applications to run on social networks is revocable at any time at the discretion of the social networks. Should such social networks for any reason deny our applications access to their networks, this would substantially harm our business and results of operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Our ability to protect our intellectual property and proprietary technology surrounding our group gifting focus through patents and other means is uncertain. Our future success may depend significantly on our ability to protect our proprietary rights to the intellectual property upon which our products and services will be based.  Our pending U.S. patent application, which includes claims to material aspects of our products and services that are not currently protected by issued patents, may not be issued as patents in a form that will be advantageous to us. Any patents we have obtained or do obtain may be challenged by re-examination or otherwise invalidated or eventually be found unenforceable. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may attempt to challenge or invalidate our patents, or may be able to design alternative techniques or devices that avoid infringement of our patents, or develop products with functionalities that are comparable to ours. In the event a competitor infringes upon our patent or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

We are dependent upon consumer tastes with respect to preferred methods of payment and gift cards for the success of our products and services. Our product offerings’ acceptance by consumers and their consequent generation of revenues will depend upon a variety of unpredictable factors, including:

•

Public taste, which is always subject to change;

•

The quantity and popularity of other gifting alternatives and payment systems available to the public;

•

The continued use and popularity of social networking sites such as Facebook and MySpace; and

•

The fact that the distribution and sales method chosen for the products and services we market may be ineffective.

For any of these reasons, our programs may be commercially unsuccessful.  If we are unable to market products which are commercially successful, we may not be able to recoup our expenses and/or generate sufficient revenues. In the event that we are unable to generate sufficient revenues, we may not be able to continue operating as a viable business and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Our Company is economically sensitive to general economic conditions, including continued weakening of the economy, therefore consumer purchases of discretionary items such as gift cards which make up a substantial portion of our current product offering could be adversely affected  and could consequently materially impact our Company’s sales of gift cards for the worse.   Consumer purchases are subject to cyclical variations, recessions in the general economy and future economic outlook. Our results may be dependent on a number of factors impacting consumer spending, including general economic and business conditions; consumer confidence; wages and employment levels; the housing market; consumer debt levels; availability of consumer credit; credit and interest rates; fuel and energy costs; energy shortages; taxes; general political conditions, both domestic and abroad; and the level of customer traffic on social networking websites. Consumer purchases of discretionary items, including gift cards, may decline during recessionary periods and at other times when disposable income is lower. A downturn or an uncertain outlook in the economy may materially adversely affect our business and the success of SGGP or BMP.

A portion of the merchants whose gift cards will be sold by our Company, may encounter financial difficulties and in the future, default on their redemption obligations in connection with their cards we have in stock or have sold to consumers on their behalf, negatively affecting our Company’s reputation with consumers and potentially subjecting us to liabilities from said default and losses from the cards remaining in inventory.  Purchasers of gift cards, including our Company, are subject to the risk that merchants issuing the gift cards could default on the obligation to redeem the cards for the merchants’ goods or services.  Our Company could be affected both from an inventory standpoint (cards we have purchased for resale could become worthless) and from a consumer liability standpoint (consumers may press claims against our Company for losses they might suffer from a merchant’s default).  In the event that either of these two contingencies were to occur, our Company could potentially be subject to substantial losses which could affect our Company’s financial viability and lead an investor to lose a significant portion or all of his investment in our Company.

Financial Risks

Our financial statements have been prepared assuming that the Company will continue as a going concern. The factors described herein raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. The report of our independent registered public accounting firm included an explanatory paragraph expressing doubt about our ability to continue as a going concern in their audit report for the fiscal year ended September 30, 2008.  We currently project that our cash on hand and existing commitments for additional investment will not be sufficient to maintain our Company’s operations significantly beyond our fiscal year end September 30, 2009.  If we cannot generate the required revenues and gross margin to achieve profitability or obtain additional capital on acceptable terms, we will need to substantially revise our business plan or cease operations and an investor could suffer the loss of a significant portion or all of his investment in our Company.

Additionally, since the fall of 2008 there has been significant deterioration in the global credit and equity markets. Recessionary conditions in the global economy threaten to cause further tightening of the credit and equity markets and more stringent lending and investing standards.   The persistence of these conditions could have a material adverse effect on our access to further debt or equity capital. In addition, further deterioration in the economy could adversely affect our corporate results, which could adversely affect our financial condition and operations.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party will offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Our net operating loss carry-forward will be limited.  We have recorded a valuation allowance amounting to our entire net deferred tax asset balance due to our lack of a history of earnings, possible statutory limitations on the use of tax loss carry-forwards generated in the past and the future expiration of our NOL.  This gives rise to uncertainty as to whether the net deferred tax asset is realizable.  Internal Revenue Code Section 382, and similar California rules, place a limitation on the amount of taxable income that can be offset by carry-forwards after a change in control (generally greater than a 50% change in ownership).  As a result of these provisions, it is likely that given our acquisition of Socialwise-CA, future utilization of the NOL will be severely limited.  Our inability to use our Company’s historical NOL, or the full amount of the NOL, would limit our ability to offset any future tax liabilities with its NOL.

Corporate and Other Risks

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director. Our Company’s articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors. Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our articles of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Our executive officers, directors and insider stockholders beneficially own or control a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in your receiving a premium over the market price for your shares. A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Accordingly, any of our existing outside principal stockholders together with our directors, executive officers and insider shareholders would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of our Company.  Such concentrated control of our Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

While our management has evaluated our internal controls over financial reporting as effective in our most recent annual report of Form 10-K, in the future our independent auditors may not be able to certify as to their effectiveness at the time that such certification is required, which could have a significant and adverse effect on our business. We are subject to various regulatory requirements, including the Sarbanes-Oxley Act. We, like all other public companies, must incur additional expenses and to a lesser extent the diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting. While our management has evaluated our internal controls over financial reporting for the purpose of allowing management to report on them (and has evaluated them as effective in our most recent evaluation), our independent auditors in the future will be required to attest to them as well.  This is required (and will be required during our fiscal year ended September 30, 2010 for our Company as currently mandated) by Section 404 of the Sarbanes-Oxley Act and the rules and regulations of the SEC, which we collectively refer to as Section 404. If in the future our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

We are dependent for our success on a few key executive officers, particularly our Company’s Chief Executive Officer and our Vice Presidents of Business Development and Operations. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team.  We do not have long-term employment agreements with any of the members of our senior management team. Each of those individuals may voluntarily terminate his employment with the Company at any time. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our executive officers.

As we transition from a Company with insignificant revenues to what we hope will be a Company generating substantial revenues, we may not be able to manage our growth effectively, which could adversely affect our operations and financial performance. The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow could place a significant strain on our personnel, management systems, infrastructure and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Capital Market Risks

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. There is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on the OTC Bulletin Board, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect the underlying value of our Company.  The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.  As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.  Stockholders should be aware that, according to Securities and Exchange Commission (“SEC”) Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include 1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; 2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; 3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; 4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and 5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock. Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange. Although we may apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. Until such time as we qualify for listing on NASDAQ, the American Stock Exchange or another trading venue, our common stock will continue to trade on the OTC Bulletin Board or another over-the-counter quotation system, or on the ‘‘pink sheets,’’ where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors.  Consequently, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Further future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

Item 2 – Sales of Unregistered Securities and Use of Proceeds

Beginning July 1, 2009 and through the date of this report, we have sold 485,000 shares of our common stock at $0.50 per share, bringing our Company gross proceeds of $242,500.  Each four shares of common stock sold were accompanied by a warrant to purchase one additional share of common stock at an exercise price of $1.00 per share (121,250 warrants issued therewith).

Item 3 – Defaults upon Senior Securities

Not applicable.

Item 4 – Submission of Matters to a Vote of Security Holders

Not applicable.

Item 5 – Other Information

On August 12, 2009, our Company entered into an agreement with SPN Investments, Inc. (“SPN”) that supplemented and amended its existing Finder Agreement with SPN.  The supplement amends the Finder Agreement to call for the issuance to SPN of up to 1,000,000 of our Company’s restricted common shares along with five year warrants to purchase 350,000 shares of common stock with an exercise price of $1 per share as follows:

•

SPN will receive one share of common stock for each $10 of gross proceeds raised from sales of our Company’s preferred or common stock, up to a maximum of 500,000 shares of common stock (362,750 shares earned through June 30, 2009).

•

SPN will receive 500,000 shares of common stock in connection with the sale of our Company’s unregistered common stock totaling $2,000,000 or more subsequent to July 1, 2009 and prior to September 30, 2009.

•

SPN received 175,000 vested five year warrants in May 2009 with an exercise price of $1.00 per share.  Should the Company raise $3,000,000 or more in gross proceeds from the sale of its unregistered common stock subsequent to July 1, 2009 and prior to September 30, 2009, SPN will receive an identical grant of warrants to purchase 175,000 shares of our common stock.

This summary of the terms of the agreement with SPN is qualified in its entirety by reference to the agreement which is filed as an exhibit to this report.

Item 6 – Exhibits and Reports on Form 8-K

(a)

Exhibits

See Exhibit Index immediately following signatures.

(b)

Reports on Form 8-K

Our Company filed a Form 8-K on May 13, 2009 announcing its receipt of notice from NASDAQ of the effectiveness of its name change on the over the counter bulletin board from IdeaEdge, Inc. to Socialwise, Inc. and its new ticker symbol of SCLW.

Our Company filed a Form 8-K on July 20, 2009 disclosing a presentation given to shareholders that was posted on our Company’s website.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Socialwise, Inc., a Colorado corporation

By: /s/ JAMES COLLAS

       James Collas, Chief Executive Officer

By: /s/ JONATHAN SHULTZ

       Jonathan Shultz, Chief Financial Officer

August 12, 2009

Exhibit Index

Exhibit No.	Description
3.1*	Amended and Restated Articles of Incorporation of Socialwise, Inc.
3.2*	Amended and Restated Bylaws of Socialwise, Inc.
10.24*	Supplemental Finder Agreement with SPN Investments, Inc.
31.1*	Certification pursuant to Rule 13a-14(a)/15d-14(a) of the Securities Exchange Act, as amended, by Chief Executive Officer
31.2*	Certification pursuant to Rule 13a-14(a)/15d-14(a) of the Securities Exchange Act, as amended, by Chief Financial Officer
32.1*	Certification pursuant to 18 U.S.C. §1350 by Chief Executive Officer
32.2*	Certification pursuant to 18 U.S.C. §1350 by Chief Financial Officer
*	Filed as an exhibit to this report